News Release

POWERING PROGRESS

fcx.com | NYSE: FCX



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MEDIA CONTACT:
Linda Hayes
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Freeport Provides Update on PT Freeport Indonesia Operations

PHOENIX, AZ, September 11, 2025 - Freeport (NYSE: FCX) announced today that expert teams continue to work around the clock to locate seven PT Freeport Indonesia (PTFI) team members whose access routes in the Grasberg Block Cave were blocked following the previously reported September 8 mud flow incident.

Extensive efforts are ongoing to clear access routes to the service level of the mine where the seven contractors were working at the time of the incident. The wet material entered the mine through drawpoints in one of five production blocks and traveled to multiple lower mine levels. Additional time is required to safely remove the significant amount of material in the service level, a non-mining area.

In parallel with ongoing efforts to clear the blocked access routes, PTFI has been pursuing a series of additional initiatives to access the areas where the missing team members were working. PTFI has successfully drilled into a number of locations in the service level, including near a refuge chamber close to the work area. Regrettably, to date, we have not been able to locate the workers.

Richard C. Adkerson, Chairman of the Board, and Kathleen Quirk, President and Chief Executive Officer, said: "The Freeport family is filled with sadness, grief and concern for our missing team members and their families. We are continuing to do everything possible to locate these individuals and continue to pray for their wellbeing. We appreciate the valiant efforts of our emergency response team to bring our workers to safety."

Indonesian government authorities are on site working with the PTFI team to review the incident and monitor rescue operations.

To prioritize the safe evacuation of the seven contractor workers, mining operations in the Grasberg minerals district remain temporarily suspended. PTFI will complete a thorough investigation and evaluate the incident's impacts on future plans, including revisions to near-term production forecasts.

FREEPORT: *Foremost in Copper*

FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world's largest publicly traded copper producers.

FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.

By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com.

FREEPORT
FOREMOST IN COPPER
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{N4163160.1} 2 Cautionary Statement: This press release contains forward-looking statements. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to the incident at PTFI’s Grasberg Block Cave underground mine. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “forecasts,” “future,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission. Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which are as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes. # # #